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                                                         Registration No.

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               FRESH CHOICE, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                  77-0130849
   (State or other jurisdiction             (I.R.S. employer identification no.)
   of incorporation or organization)

                          2901 TASMAN DRIVE, SUITE 109
                          SANTA CLARA, CALIFORNIA 95054
               (Address of principal executive offices) (Zip code)


                       INDIVIDUAL STOCK OPTION AGREEMENTS
      FRESH CHOICE, INC. SECOND AMENDED AND RESTATED 1988 STOCK OPTION PLAN
                            (Full title of the plan)


                                 DAVID E. PERTL
                     VICE PRESIDENT, CHIEF FINANCIAL OFFICER
                               FRESH CHOICE, INC.
                          2901 TASMAN DRIVE, SUITE 109
                          SANTA CLARA, CALIFORNIA 95054
                     (Name and address of agent for service)

Telephone number, including area code, of agent for service:  408/986-8661.

This registration statement, including all exhibits and attachments, contains 10 pages. The exhibit index may be found on page 7 of the consecutively numbered pages of the registration statement.

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.


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                         CALCULATION OF REGISTRATION FEE

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
                                             Proposed            Proposed
Title of                                     maximum             maximum
securities                  Amount           offering            aggregate            Amount of
to be                       to be            price per           offering             registration
registered(1)               registered       share(2)              price(2)              fee
---------------------------------------------------------------------------------------------------

Fresh Choice, Inc. Second Amended and Restated 1988 Stock Option Plan
--------------------------------------------------------------------------------

Common Stock                 700,000        $ 4.50           $3,150,000.00                   $  954.55
Par Value $.001

Individual Stock Options
------------------------
Common Stock                  65,000        $6.875           $  446,875.00                   $  135.42
Par Value $.001               55,000        $6.875           $  378,125.00                   $  114.58
                             -------                         -------------                   ---------
          TOTAL              820,000                         $3,975,000.00                   $1,204.55

                -------------------------------------------------
                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

         Fresh Choice, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

         (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company as filed with the Commission.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

         (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (No. 0-20792, effective October 29,
1992) filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

--------

         (1) Including options to acquire such Common Stock.

         (2) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to shares subject to outstanding but unexercised options, the price is computed on the basis of the weighted average exercise price. As to the remaining shares the price is based upon the average of the high and low prices of the Common Stock on January 10, 1997, as reported on the National Association of Securities Dealers Automated Quotations System.


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         All documents subsequently filed by the Company pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities

          The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.   Interests of Named Experts and Counsel

          The validity of the shares of Common Stock to be offered hereunder has been passed upon for the Company by Gray Cary Ware & Freidenrich, A Professional Corporation. As of January 6, 1997 certain attorneys of Gray Cary Ware & Freidenrich, A Professional Corporation, owned 2,000 shares of the Common Stock of the Company.

Item 6.   Indemnification of Directors and Officers

          Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of the directors' "duty of care." While the relevant statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transaction from which a director derives an improper personal benefit.

          The Company has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware, the Company's state of incorporation, including those circumstances in which indemnification would otherwise be discretionary under Delaware Law. Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7.   Exemption From Registration Claimed

          Inapplicable.

Item 8.   Exhibits

          See Exhibit Index.


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Item 9.   Undertakings

          (a)     Rule 415 Offering

                  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Filing incorporating subsequent Exchange Act documents by reference

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



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         (h)      Request for acceleration of effective date or filing of
                  registration statement on Form S-8

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         SIGNATURE AND POWER OF ATTORNEY

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on January 13, 1997.

                                       Fresh Choice, Inc.

                                             /s/ David E. Pertl
                                       By:
                                           -------------------------------
                                           David E. Pertl, Vice President, Chief
                                           Financial Officer



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                                POWER OF ATTORNEY

         The officers and directors of Fresh Choice, Inc. whose signatures appear below, hereby constitute and appoint Charles A. Lynch and David A. Anderson, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 13, 1997.

Signature                              Title
-------------------------------------------------------------------------------

/s/ Robert Ferngren
-----------------------------------
Robert Ferngren                        President, Chief Executive Officer and Directors
                                       (Principal Executive Officer)

/s/ David E. Pertl
-----------------------------------
David E. Pertl                         Vice President and Chief Financial Officer
                                       (Principal Financial and Accounting Officer)

/s/ Joan M. Miller
-----------------------------------
Joan M. Miller                         Vice President, Human Resources and Secretary


/s/ Charles A. Lynch
-----------------------------------
Charles A. Lynch                       Chairman of the Board of Directors and Director


/s/ M. Michael Casey
-----------------------------------
M. Michael Casey                       Director


/s/ Vern O. Curtis
-----------------------------------
Vern O. Curtis                         Director


/s/ Carl R. Hays
-----------------------------------
Carl R. Hays                           Director


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
                                  EXHIBIT INDEX
                                                                                           Sequentially
                                                                                           Numbered Page
                                                                                           -------------

         4.1      Restated Certificate of Incorporation of the Company is
                  incorporated by reference to Exhibit 3.1 to the Company's
                  Registration Statement on Form S-1 filed with the Securities and Exchange Commission in December 1992 (File
                  No. 33-65204)                                                                 --
         4.2      Certificate of Amendment of Restated Certificate
                  of Incorporation of the Company
                                                                                                 8

         4.3      Amended Bylaws of the Company is incorporated by reference to
                  Exhibit 3.2 to the Company's Registration Statement on Form
                  S-1 filed with the Securities and Exchange Commission in
                  December 1992 (File No. 33-65204)                                             --

         5        Opinion re legality
                                                                                                 9

         23.1     Consent of Counsel (included in Exhibit 5)
                                                                                                --

         23.2     Consent of Deloitte & Touche LLP
                                                                                                10

         24       Power of Attorney (included in signature pages to
                  this registration statement)
                                                                                                --



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